UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2008

OSAGE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-33224	32-0181888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

239 East Main Street, Pawhuska, Oklahoma	74056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 287-2919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

OSAGE BANCSHARES, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.	Results of Operations and Financial Condition

Item 2.06.	Material Impairments

On November 5, 2008, the Registrant issued a press release to report revised results of operations for the quarter ended September 30, 2008. The Registrant also announced that it has determined that for the quarter ended September 30, 2008, it will recognize a non-cash impairment charge of $1.1 million on its $11.4 million holding in the Shay AMF Ultra-Short Mortgage Fund, a mutual fund investing primarily in short-term agency mortgage-backed securities and private label mortgage-backed securities. The Registrant does not anticipate any material cash expenditures in the future as a result of this impairment. For additional information, reference is made to the Registrant’s press release, dated November 5, 2008, which is filed as exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Report.

Number	Description

99.1	Press Release, dated November 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSAGE BANCSHARES, INC.
Date: November 5, 2008	By:	/s/ Mark S. White
Mark S. White President and Chief Executive Officer